UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2003

_______________________________________________

NATUROL HOLDINGS LTD.

(Exact name of registrant as specified in charter)

_______________________________________________

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 E. Elizabeth St. Elizabeth City, NC	27909
(Address of Principal Executive Office)	(Zip Code)

(252) 333-1777

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

Collaborative Agreement

        On December 11, 2003, the Registrant's wholly-owned subsidiary, Integrated Environmental Technologies Ltd. ("IET") entered into a Collaborative Agreement with Coastal Carolina University (the "University"), whereby the University will assist IET in implementing a multi-faceted business strategy based on two core proprietary technologies: 1) a state of the art process that can extract superior oils from botanicals in an effective, cost-competitive and environmentally safe manner; and 2) a technology for electrochemical activation (ECA) that produces solutions having potential applications ranging from destroying potentially harmful microorganisms such as salmonella and anthrax to neutralizing dangerous chemical agents. IET will re-locate its corporate offices and main research and development operations to Horry County, South Carolina. In consideration for IET moving its corporate offices and main research and development operations to Horry County, South Carolina, the University agrees to perform the following to assist in the development and commercialization of the IET technologies described above:

Oil Extraction Technology

Inputs:

  Identify plants that can grow in South Carolina;

  Develop approaches and methods to optimize the production of those plants as feedstock for the Naturol extraction process;

  Perform financial analysis of the supply crop(s);

  Conduct botanical research;

  Facilitate assistance to South Carolina growers through collaboration with farm extension service.

Outputs:

  Evaluate extracted oils using bioassays and spectrometry and the recording/cataloging of such;

  Examine alternative applications for the oils currently targeted for processing;

  Identify markets other botanical oils whose source plant(s) that can be grown in South Carolina;

  Assist with demonstration projects involving research of botanicals.

Ecasol Technology

Inputs:

  Assist in optimizing the effective utilization of this technology;

  Select the most appropriate market applications for demonstration projects;

  Provide assistance in the development of "delivery systems;"

  Test and record data relative to the effectiveness of specific applications;

  Serve as Liaison with South Carolina Department of Health and Environmental Control.

IET will provide the following to support the activities of the University:

  Paid internships with undergraduate and graduate students with appropriate supervision;

  Access to all historical research (over a period of 15+ years) for faculty review and study;

  Oil extraction vessel and ECA equipment dedicated to University research requirements;

  Cooperation in exploring co-location at Coastal Carolina University to aid in technology transfer.

        The term of the agreement is for five (5) years and may be renewed by the Parties for an additional mutually agreed upon period. A copy of the agreement is attached hereto as Exhibit 10.

Press Release

        On December 24, 2003, the Registrant issued a press release announcing the collaborative agreement that its wholly-owned subsidiary IET entered into with Coastal Carolina University, described above. A copy of the press release is attached hereto as Exhibit 99.

EXHIBITS

10	Collaborative Agreement between Integrated Environmental Technologies, Ltd. and Coastal Carolina University, dated December 11, 2003.
11	Press Release, dated December 24, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                            NATUROL HOLDINGS LTD.

                                                                                                                            By: /S/William E. Prince

                                                                                                                                  William E. Prince, President

Date: January 8th, 2004